FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of August 17, 2010, is entered into by and among SouthPeak Interactive Corporation, a Delaware corporation (the “Company”), and the investor listed on the signature page hereto (an “Investor”).  Unless otherwise specified herein, capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Registration Rights Agreement.

RECITALS

A.           The Company and the Investor are parties to the Registration Rights Agreement, dated as of July 19, 2010 (as may be amended, modified, restated or supplemented from time to time, the “Registration Rights Agreement”);

B.           The Company and the Investor desire to make certain amendments to the obligations of the Company under the Registration Rights Agreement, all as more fully set forth herein;

C.           The Registration Rights Agreement, pursuant to Section 10 thereof, may be amended with the written consent of the Company and the Required Holders; and

D.           This Agreement is one of a number of identical agreements that may be separately entered into by the Company and the other investors listed on the Schedule of Buyers to the Registration Rights Agreement (the “Other RRA Amendments”).

In consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Amendment to Registration Rights Agreement.  Paragraph (q) of Section 1 is hereby amended by deleting it in its entirety and replacing it with the following new paragraph (q):

“(q)  “Initial Filing Deadline” means October 13, 2010.”

2.           Effect on Registration Rights Agreement.  Except as specifically modified pursuant hereto, the Registration Rights Agreement shall remain in full force and effect.

3.           Miscellaneous.

(a)           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under the Registration Rights Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement; provided that a facsimile signature and a signature delivered electronically (including by delivery via electronic mail of a signature page in “pdf” format) shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or electronic signature.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Entire Agreement; Amendments.  This Agreement and the other Transaction Documents (as amended pursuant to the Waiver and First Amendment to Securities Purchase Agreement, and hereto) supersede all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents (as amended) and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended or waived other than by an instrument prepared in accordance with the provisions of Section 10 of the Registration Rights Agreement.

(e)           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(f)           Effectiveness.  Notwithstanding anything to the contrary contained herein, this Agreement shall be effective only upon the execution of this Agreement and the Other RRA Amendments by the Company and each of the investors listed on the Schedule of Buyers to the Registration Rights Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Investor and the Company have each caused their respective signature page to this First Amendment to Registration Rights Agreement to be duly executed effective as of the date first written above.

COMPANY:

SOUTHPEAK INTERACTIVE CORPORATION

By:
Name: Reba McDermott
Title: Chief Financial Officer

[Signature page to First Amendment to Registration Rights Agreement]